Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Report of Herbst Gaming, Inc. on Form 8-K/A of our report on Southern Iowa Gaming Company dated February 9, 2005.

/s/ CLIFTON GUNDERSON LLP

CLIFTON GUNDERSON LLP

St. Joseph, Missouri
April 14, 2005